PARKER DURYEE ROSOFF & HAFT

                           A PROFESSIONAL CORPORATION

                                    ATTORNEYS

                                529 FIFTH AVENUE

                          NEW YORK, NEW YORK 10017-4608

                                 (212) 599-0500            MICHAEL D. DIGIOVANNA
                               FAX (212) 972-9487          DIRECT (212) 878-1768


                                                                   March 9, 2000

United States Securities and Exchange Commission
Washington D.C.  20549

         RE:      IFS International, Inc.
                  Amendment No. 1 to Registration Statement on Form S-3 File No. 333-86405
                  Filed on November 25, 1999

Dear Sir/Madam:

         Set forth below are responses to your comment letter of December 7, 1999. The numbered responses correspond to your numbered comments.

General

1. We have filed all supplemental correspondence related to this registration statement on EDGAR as "corresp", including the letter faxed on October 12, 1999. The accompanying amendment is marked to indicate changes from the previously filed version of the registration statement.

Risk Factors

2. We have included an appropriately captioned paragraph that concisely addresses the risks to registrant's shareholders of the convertible promissory notes the registrant sold in July, 1999. The Risk Factor discusses the sensitivity of the number of share the registrant would be required to issue upon conversion of the notes to fluctuations in future market prices. A table which reflects the number of shares issuable under conversion of the notes in the event the price remains at its current level, and if the price declines by 25%, 50% and 75% from the current level.

Selling Shareholders

3. We have expanded the description of the transaction to include complete descriptions of the PARKER DURYEE ROSOFF & HAFT

United States Securities and Exchange Commission
March 9, 2000
Page 2

     material terms of the Note and Warrant Purchase Agreement of July 2, 1999, as well as the terms of the convertible notes and warrants sold under that agreement. The response to this comments 9 and 10 include disclosure regarding the rights of the holders of those securities, and how those securities affect other shareholders.

4. The Company appreciates it cannot rely on Rule 416 to automatically cover additional shares issuable upon conversion of notes or exercise of warrants due to fluctuations in the conversion price. If the number of shares it is obligated to issue exceeds the number of shares in the "amount to be registered" column of the fee table because the market price declines, the Company understands it must file a new registration statement for the additional shares.

5. The revised prospectus includes information regarding the transactions in which Gilston and Colebrooke Capital received their securities based in large part upon information supplied by Seller. There are no agreements describing the services. Pursuant to the terms of the Note and Warrant Purchase Agreement, IFS was obligated to issue 100,000 additional warrants, to issue an additional $75,000 principal amount of notes and to make a $25,000 cash payment to Gilston (the "Additional Consideration"). The agreement did not set forth the purpose of the Additional Consideration. Initially in connection with the financing we approached Colebrook Capital with whom we had an agreement to provide advisory services. As a result, we were introduced to a third party which we subsequently have been advised was an agent of Gilston. The entire financing including the Additional Consideration was negotiated with this agent and agreed to in April 1999. The designation of the purchasers in the Agreement including Gilston, did not occur until the final drafts of the financing agreements. Gilston has advised us that the Additional Consideration was for negotiating and structuring the transaction. We have been advised by Gilston that the portion of the Additional Consideration paid to Colebrook, was for Colebrook's introduction of the Company to Gilston.

6. Based on information provided to us, the revised section now disclosures the natural persons who exercise control over the selling shareholders as well as the principal business activities and location of each selling shareholder.

7. Based solely on information provided to us we confirm that Assanzon did not purchase the securities with a view toward distribution and does not have an agreement or understand, directly or indirectly, with any person to resell the securities.

8. The disclosure of this section has been expanded to include the effects of the market price related conversion features of the convertible notes. We have included descriptive subheadings to make PARKER DURYEE ROSOFF & HAFT



United States Securities and Exchange Commission
March 9, 2000
Page 3


     the information easier to understand. The discussion includes the effect of the floating rate on the number of shares the holder may receive, the downward pressure on the price caused by conversion and short sale pressures and the resulting dilution.

9.   We have included the following disclosure in tabular format:

     a) A reasonable range of market prices above and below the current market price, taking into account the recent price history of the common stock;

     b) The resulting conversion of exercise price at each range of market prices;

     c) The resulting number of shares into which the notes would be convertible;

     d) The percentage of the total outstanding common stock these shares would represent without regard to any contractual or other restriction on the number of securities a particular selling security holder may own at any point in time.

Please contact the undersigned if you need any additional information.

                                                     Very truly yours,



                                                     Michael D. DiGiovanna

     As filed with the Securities and Exchange Commission on March 9, 2000
                               File No. 333-86405

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                   AMENDMENT 2

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 --------------

                        IFS INTERNATIONAL HOLDINGS, INC.

                       (FORMERLY IFS INTERNATIONAL, INC.)

             (Exact name of Registrant as specified in its charter)

--------------------------------------------------------------------------------

      Delaware                                                  13-3393646
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)
--------------------------------------------------------------------------------
                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                     DAVID L. HODGE, Chief Executive Officer

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------
                                   Copies to:

                           MICHAEL D. DIGIOVANNA, ESQ.

                           PARKER DURYEE ROSOFF & HAFT

                                529 Fifth Avenue

                          New York, New York 10017-4608

                                 (212) 599-0500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE




                                                     Proposed Maximum         Proposed Maximum          Amount of
  Title of Each Class of         Amount to be         Offering Price         Aggregate Offering       Registration
 Securities to be Registered      Registered           Per Share(1)               Price(1)                Fee (2)
------------------------------ -------------------- ------------------- ------------------------ ------------------
common stock, par value
$.001 per share                     1,150,531             $2.27               $2,611,705              $727.00

Total Registration Fee                                                                                $727.00
------------------------------ -------------------- ------------------- ------------------------ ------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the bid and asked prices of the common stock on The Nasdaq SmallCap Market on August 27, 1999.

(2) Paid at time of original filing, September 2, 1999.

(3) Pursuant to Rule 416(a), the Registration Statement also relates to an indeterminate number of additional shares of IFS' common stock, issuable upon the exercise of options pursuant to anti-dilution provisions contained therein, which shares of common stock are registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                1,150,531 SHARES

                             IFS INTERNATIONAL, INC.

                                  common stock

                                 --------------


     Stockholders of IFS International, Inc., named under the caption "Selling Stockholder" may offer and sell up to 1,150,531 shares of our common stock.

         Investing in our common stock is risky. See "Risk Factors" on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is March 9, 2000

TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION............................................2
INTRODUCTION...................................................................3
RECENT DEVELOPMENTS............................................................4
RISK FACTORS...................................................................6
FORWARD-LOOKING STATEMENTS....................................................10
USE OF PROCEEDS...............................................................11
SELLING STOCKHOLDERS..........................................................11
PLAN OF DISTRIBUTION..........................................................16
DESCRIPTION OF SECURITIES.....................................................17
LEGAL MATTERS.................................................................20
EXPERTS.......................................................................21

                       WHERE YOU CAN FIND MORE INFORMATION

IFS has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, IFS files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by IFS at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. IFS' Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at "http//www.sec.gov." In addition, reports, proxy statements and other information concerning IFS may be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20549, on which the common stock is quoted.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of IFS, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

IFS incorporates by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:


               Annual Report on Form 10-KSB for fiscal year 1999.
      Quarterly Report on Form 10-QSB for quarters ended July 31, 1999 and
                               October 31, 1999.


You may request a copy of these filings, at no cost, by contacting the Company at:

                             IFS International, Inc.

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                             Attn.: Carmen Pascuito

                              Tel. No. 518-283-7900

                                  INTRODUCTION

General

We are a Delaware corporation, engaged in the business of developing, marketing and supporting software products for electronic funds transfer and retail banking markets. These markets are served through our two wholly-owned subsidiaries, IFS International, Inc., a New York corporation and Network Controls International, Inc., a North Carolina corporation.

Our IFS subsidiary derives revenues principally from the licensing of its family of software products.

Our IFS' subsidiary's family of software products, marketed under the name TPII, serves as a UNIX-based manager for electronic funds transfer systems. An electronic funds transfer system of a bank or other financial institution permits the processing of transactions involving credit cards and debit cards e.g., ATM cards. TPII software products are compatible with a significant portion of the industry standard computer platforms, are designed to operate with computers utilizing the UNIX operating system, are written in C programming language and incorporate Oracle relational database technology and object oriented design concepts. TPII software is offered in separate modules which perform different functions.

The TPII software products are typically installed at the financial institution's main processing facility. TPII software products have been primarily installed in electronic funds transfer systems of banks and other financial institutions located in emerging countries and former Eastern Bloc nations.

TPII software is also capable of managing electronic funds transfer systems that involve the "loading" of value on smart cards. A smart card is a plastic card with an electronic chip that acts as a small computer which can enable the holder to "load" a fixed amount of purchasing power or cash equivalent on the card as authorized. Our IFS subsidiary has developed software for Visa International Service Association. Since the first calendar quarter of 1997, our IFS subsidiary completed, on behalf of Visa, several pilot programs and subsequently entered into several license and maintenance agreements for these sites.

Our NCI subsidiary provides bank teller/platform and networking solutions to large financial institutions and major suppliers of branch automation equipment. NCI is currently developing a new product line, NCI Business Centre (TM). NCI Business Centre (TM) will be a server-centric and enterprise-wide retail banking solution which will automate delivery channels, such as teller, platform, internet banking, call center and kiosks. NCI Business Centre (TM) will use Windows NT, browsers and TCP/IP protocol technologies for delivery of functionality over Intranet and Internet networks. NCI is headquartered in Charlotte, North Carolina and has overseas subsidiaries and branch offices marketing its products and services internationally.

We provide our customers with maintenance services for its software products for a separate fee. The Company also offers other support services, such as additional training of customer personnel, project management and consulting, for additional consideration.

We were incorporated in Delaware in September 1986 under the name Wellsway Ventures, Inc. ("WWV"). WWV subsequently changed its name to IFS International, Inc. The Company's principal offices are located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York 12180 and its telephone number is (518) 283-7900.

                               RECENT DEVELOPMENTS


On January 25, 2000 we entered into an advisory agreement with Commonwealth Associates, L.P. The agreement calls for Commonwealth Associates, L.P. to perform certain strategic advisory services related to corporate finance and other financial service matters. The term of the agreement is for four months commencing on January 25, 2000 renewable at the mutual discretion of us and Commonwealth Associates, L.P. Commonwealth Associates, L.P. received $10,000 as an advance against expenses and will receive a monthly retainer. There are provisions in the advisory agreement in which Commonwealth Associates, L.P. will receive additional compensation in the event of any financing obtained by us through Commonwealth. Commonwealth Associates, L.P. also received warrants to purchase 850,000 shares of our common stock.

On December 6th 1999, we entered into a Stock Purchase Agreement to acquire all of the outstanding shares of Global Insight Group LTD and its three operating subsidiaries. The consideration is payable entirely in shares of the Company's common stock. We only issued three shares at closing but are obligated to issue additional shares based on future performance of the Acquired Company. There are two components to this additional consideration. First, sellers will receive shares of our common stock having a market value equal to four times net earnings of the acquired company as set forth in the agreement.

In addition, for each of the years 2000 through 2002 the sellers will receive shares of our common stock having a market value equal to fifty (50%) of the earnings for each year or (thirty (30%) percent if the seller receives stock having a value of $1,200,000).


Our board of directors recently authorized the payment of bonuses to certain of its officers and directors if we successfully complete a financing. Pursuant to this authorization we would pay a total of 8% of the gross proceeds for a financing up to $10,000,000, 15.5% for a financing between $10,000,001 and $20,000,000 and 22% for financing above $20,000,000. Mr. David Hodge and Mr. Simon Theobald, CEO and COO of IFS would receive the following percentages, respectively; a) of the 8%, 3% and 2%; b) of the 15.5%, 6% and 4%; and c) of the 22%, 7% and 6%.


In December, 1999, the Company changed its corporate name to IFS International Holdings, Inc.

In October, 1999 we issued 1,051,716 shares of our common stock to Per Olof Ezelius, one of our directors and president of our NCI subsidiary. The shares were issued as additional contingent consideration pursuant to the terms of the plan and merger agreement dated January 30, 1998. Mr. Ezelius may receive additional contingent shares in future years based on the financial performance of NCI through fiscal year 2001 pursuant to the plan and merger agreement.

                                  RISK FACTORS

Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

We have incurred operating losses and may incur these losses in the future.


We incurred a net loss of $703,907 and had a net income of $185,289 for our fiscal year ended April 30, 1999 and our six months ended October 31, 1999, respectively. As of October 31, 1999, we had an accumulated deficit of $4,398,397. There can be no assurance as to our future profitability.


We are dependent on revenues from foreign sources and are subject to the risks of doing business abroad.


We derived approximately 67% and 90% of total revenues for the six month periods ended October 31, 1998 and 1999, respectively, from the licensing of TPII software products to customers outside the United States, primarily banks and other financial institutions located primarily in emerging countries and former Eastern Bloc nations. Foreign revenues generally are subject to certain risks, including collection of accounts receivable, compliance with foreign regulatory requirements, variability of foreign economic conditions and changing restrictions imposed by United States export laws. To date, all foreign customers have paid us in United States currency, but if future customers pay in foreign currencies, we would be subject to fluctuations in exchange rates. There can be no assurance that we will be able to continue to manage the risks related to selling our services in foreign markets.


We are dependent on the electronic funds transfer and the bank automation markets.

Our IFS subsidiary derives its revenues from sales for the electronic funds market. Therefore, we are susceptible to adverse events in that market. For example, a decrease in the number of electronic funds transfer transactions by the general public or in spending by financial institutions for software for electronic funds transfer and bank automation and related services could result in a smaller overall market for electronic funds transfer software. These factors, as well as others negatively affecting the electronic funds transfer market, could have a material adverse effect on our financial condition and results of operations.

We may have a possible need for additional financing and may not be able to raise any required funds.


We believe that anticipated cash flow from operations and the $600,000 line of credit available to us will be sufficient to finance our working capital requirements for the foreseeable future. The Company's estimate is based upon its ability to obtain revenues from licensing agreements through our IFS subsidiary as currently projected. The Company may need additional financing if these revenues are not received. Moreover, a portion of TPII software contracts are not paid until acceptance by the customer. As a result, we are required to fund a portion of the costs of these installations from available capital. Any substantial increase in the number of installations or delay in payment could create a need for additional financing. In these events, there can be no assurance that additional financing will be available on terms acceptable to us or at all.


Our common stock price may be adversely affected by our outstanding convertible notes.


We have outstanding convertible notes with aggregate principal amounts of $1,075,000 which when converted into common stock may result in substantial dilution. These notes may be converted into shares of common stock at a price equal to the lesser of (1) $3.00 per share or (2) 90% of market price as determined in the agreement. Because the number of shares issued under the note is dependent upon our market price, the lower the market price, the greater the number of shares that may be issued (assuming a market price of less than $3.00 per share). The conversion of a significant number of convertible notes may depress the price of our common stock. This in turn would result in a lower conversion price and a greater number of shares issued upon a subsequent conversion leading to possible further price declines. We have set forth the number of our shares issuable upon conversion at market prices of $4.25 on March 6, 2000 and at lower market prices, assuming in each case, all of the notes are exercised:

                  Market Price                                Number of Shares
                  $4.25 (current)                                     358,333 *
                  $3.18 (25% decline)                                 374,728
                  $1.06 (75% decline)                               1,124,183


* calculation based on minimum of $3.00 per share

It is possible that the number of shares issuable violate NASDAQ policy requiring shareholder approval of the issuance of 20% of the outstanding shares without stockholder approval. Because a violation could lead to delisting of our shares on NASDAQ. Provisions in the agreement prohibit the Note from being converted if the conversion results in the issuance of twenty percent of the outstanding shares.


Our market price may be affected by the issuance of shares pursuant to warrants, options, and other rights.


As of this date, including our public warrants there were options and warrants outstanding to purchase an aggregate of 6,483,601 shares of common stock, including debentures and other rights to acquire shares of our common stock with exercise prices ranging from $1.00 to $6.50 per share. This does not include the obligation to issue shares of our common stock pursuant to convertible promissory notes as described in the preceding risk factor. IFS issued the convertible promissory notes in the amount of $1,075,000 which are convertible into 358,333 shares of common stock, subject to adjustment based on current market prices. In addition, we may be obligated to issue a substantial number of shares based on the financial performance of NCI through fiscal year 2001 as shares pursuant to an existing merger agreement. The issuance of all these shares could have an adverse impact upon the market price of our common stock.


Our growth is dependent on expanding our customer base.

We receive additional revenues from existing customers as a result of providing ongoing maintenance services in support of licensed software. We may also receive additional revenues for enhancements of the software products. We generally will not receive significant license revenues in a subsequent period from these customers. Although we usually generate significant repeat business from our customers, we will still be required to continually attract new customers in order to increase revenues in the future. As a result, we will incur higher marketing expenses generally associated with attracting new customers as compared to marketing expenses associated with attracting additional business from existing customers. Moreover, our inability to generate additional business upon completion of existing contracts would also have a material adverse effect on our financial condition and results of operations.

We have had fluctuations in quarterly revenues and operating results.

Quarterly revenues and operating results have fluctuated and will fluctuate as a result of a variety of factors. Our IFS subsidiary may experience long delays (i.e., between three to twelve months) before a customer executes a software licensing agreement. These delays are primarily due to extended periods of software evaluation, contract review and the selection of the computer system. In addition, following execution of the agreement, the preparation of functional specifications, customization and installation of software products and the training by our subsidiary of the financial institution's personnel in the use of the software products take an average of six to twelve months. Accordingly, our revenues may fluctuate dramatically from one quarter to another, making quarterly comparisons extremely difficult and not necessarily indicative of any trend or pattern for the year as a whole. Additional factors effecting quarterly results include the timing of revenue recognition of advance payments of license fees, the timing of the hiring or loss of personnel, capital expenditures, operating expenses and other costs relating to the expansion of operations, general economic conditions and acceptance and use of electronic funds transfer.

We must attract and retain key and technical personnel.


Our success depends on the retention of our principal executives including David Hodge, Frank Pascuito, Simon Theobald, John Singleton and Per Olof Ezelius, our President and CEO, Executive Vice President, Chief Operating Officer, Chairman, and President and CEO of NCI, a subsidiary of IFS, respectively. Most of our key executives have employment or consulting agreements with us. We believe that our future success also depends on our ability to attract and retain highly-skilled technical, managerial and marketing personnel, including, in particular, additional personnel in the areas of research and development, technical support and project management. Competition for personnel is intense. There can be no assurance that we will be successful in attracting and retaining the personnel we require.


We may not be able to compete against our competitors, many of whom have greater resources.

The development and marketing of software for financial institutions is highly competitive. Many of our competitors have greater financial resources than we do. In addition, many of the larger financial institutions have developed their own systems internally. However, we believe our current products will continue to be competitive based on cost and technology. TPII software products face strong competition from proprietary (legacy) and UNIX-based software. In the smart card market, other financial institutions and companies including certain institutions and companies which have greater resources than us, have developed and are developing their own smart card technology. We are unable to predict which technology, if any, will become the industry standard.

NCI has limited direct competition with most of its legacy products as we are unaware of any equivalent products offered by competitors. There are several competitors for NCI's other products. The NCI Business Centre (TM) product competes with major branch automation solution providers.

We may be adversely effected by technological change.

The market for software in general is characterized by rapid changes in computer and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. If, for example, the UNIX operating system were no longer a significant operating system, we would be adversely affected if we could not adapt TPII software products to whatever operating system becomes dominant. We believe that our future success, of which there can be no assurance, depends upon its success in enhancing the performance of its current TPII software products, such as the ability for TPII to handle higher volumes of card transactions and the adaptation of its software products to smart card technology, and developing new software products that address the increasingly complex needs of customers.

We are dependent on our proprietary technology.

We rely on a combination of trade secret and copyright laws, non-disclosure and other contractual and technical measures to protect our proprietary rights in our software products. There can be no assurance that these provisions will be adequate to protect such proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against us.

                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the information incorporated by reference contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, the following:

     Those pertaining to the implementation of our growth strategy; Our projected capital expenditures; and

These statements may be found in this prospectus and in the information incorporated by reference under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations". Forward-looking statements typically are identified by use of terms such as "may," "will,"
"expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors including:

     general economic conditions;

     competitive market influences;

     the development of the capacity to accommodate additional and larger contracts;

     establishing the ability of TPII software products to process transactions for larger electronic funds transfer systems;

     continued acceptance of our software products by a significant number of new customers;

     our continued relationship with computer manufacturers;

     and acceptance of NCI Business Centre (TM) by a significant number of new customers.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares hereby. Any proceeds received upon exercise of warrants will be utilized as working capital.

                              SELLING STOCKHOLDERS

Purchase by Selling Stockholders


On July 6, 1999 we entered into a Note and Warrant Purchase Agreement with several purchasers, each a selling stockholder. Pursuant to the agreement, we sold an aggregate of $1,000,000 principal amount of notes to the purchasers. Each purchaser received warrants described below to purchase 10,000 shares of our common stock for each $100,000 principal amount of notes purchased or a total of warrants to purchase 100,000 shares. Pursuant to the Note and Warrant Purchase Agreement we paid Gilston Corporation, Ltd. ("Gilston"), one of the purchasers, received $25,000, a note in the principal amount of $75,000 and warrants to purchase 50,000 shares. We also issued to Colebrooke Capital, Inc., (at the direction of Gilston) a selling stockholder but not a purchaser, a note in the principal amount of $25,000 and warrants to purchase 50,000 of our shares of common stock. We have been advised that the additional consideration was for Gilston's structuring and negotiation of the transaction and that Gilston directed that a portion of the shares be issued to Colebrooke because Colebrooke introduced Gilston to us. As a result of the transaction we issued $1,075,000 principal amount of notes and 200,000 warrants and received net proceeds of $965,000. This private placement was a transaction exempt from the registration requirements of the Securities Act of 1933 pursuant to section 4(2) of this act and regulation D adopted by the Securities and Exchange Commission. The holders of the notes and warrants received certain registration rights. The selling stockholders are offering for sale the shares of our common stock that these persons have a right to acquire upon exercise of the convertible promissory notes. In addition, all the selling stockholders are offering for sale shares they have a right to acquire upon exercise of the warrants issued with the notes.

Securities Acquired

Warrants

The warrants are exercisable at a price of $3.07 per share during the five year period ending on July 6, 2004. The number of shares subject to the Warrant and the warrant exercise price are subject to dilution if we issue shares or convertible securities or options, with several exceptions below the exercise price of the warrant.

Convertible Note

General

The notes are due in July 2001 and accrue interest at 10% per year. Interest does not accrue for the first three months and does not accrue for a given month if the weighted average stock price for the previous month was at or above $3 per share. We have a right to redeem the notes in certain circumstances at redemption prices ranging from 107% of the principal amount of notes to 119% of the principal amount, plus any accrued but unpaid interest.

The notes may be converted into shares at the lower of $3.00 per share or 90% of the market value as defined in the note upon conversion. At no time may a seller convert the note if the conversion results in (i) the seller owning more than 4.99% of our common stock or (ii) the issuance of more than 20% of the outstanding shares in violation of the rules of NASDAQ. The aforesaid minimum amount of $3.00 per share may be reduced if we, with some exception, issue securities for consideration, exercise price or conversion below $3.00.

The convertible notes may be converted at a price related to market. Therefore, the lower the market price the greater the number of shares which may be issued. This in turn may depress the price of stock significantly leading to a lower conversion price and the introduction of short selling all of which further depress the stock price and could lead to significant dilution. The outstanding convertible notes may be convert at a floating rate based on a discount to the market price of the common stock. As a result, the lower the stock price at the time of conversion, the more shares the selling stockholder receives and the greater the dilution to us. The possible adverse effect of the foregoing is discussed below.

              Partial Conversion. To the extent the selling stockholders convert and then sell their common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling shareholders to convert their convertible notes into greater amounts of common stock, the sale of which would further depress the stock price.

              Downward Pressure by Holders and Unrelated Short Sales. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could encourage short sales by the selling shareholders or others. This could place further downward pressure on the price of the common stock.

              Substantial Dilution. The conversion of the convertible notes may result in substantial dilution to the interests of other holders of common stock since each holder of convertible notes may ultimately convert and sell the full amount issuable on conversion.

The conversion feature is illustrated by the following table:


                                         Shares Issuable        Percentage of
Market Price        Conversion Price     Upon Conversion      Outstanding Shares

$3.50                   $3.00                358,333                    8.3%

$2.50                   $2.25                477,778                   10.8%

$1.50                   $1.35                796,296                   16.8%

$1.00                    $.90              1,194,444                   23.2%

Information Concerning Selling Stockholders

The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders as adjusted for sales by each selling stockholder.

                                            Before the Offering                         After the Offering

---------------------------------- ---------------- ------------------- ----------- -------------- ------------------

           Identity of                 Shares                                          Shares         Percent of
      Stockholder or Group          Beneficially    Percent of Shares   Shares      Beneficially        Shares
                                        Owned          Outstanding      Offered         Owned         Outstanding
---------------------------------- ---------------- ------------------- ----------- -------------- ------------------
Gilston Corporation, Ltd.              354,654              8%          354,654         None              -0-
Charlotte House
Charlotte Street
Nassau, Bahamas

Assanzon Development Corp              459,840             11%          459,840         None              -0-
3501 Bamboo Grove
76 Kennedy Road
Mid-levels, Hong Kong

Manchester Asset Management            229,920              6%          229,920         None              -0-
Charlotte House
Charlotte Street
Nassau, Bahamas

Colebrooke Capital, Inc.               106,117              3%          106,117         None              -0-
11 East 44th Street
Fourteenth Floor
New York, New York  10017
---------------------------------- ---------------- ------------------- ----------- -------------- ------------------

Assanzon is organized under the laws of Hong Kong and is an investment vehicle of Alan Woods, an Australian citizen residing in Hong Kong. Each of Gilston and Manchester is organized in the Bahamas. Ms. Deidre M. McCoy and Anthony L. M. Inder Rieden exercise control over Gilston and Manchester respectively. Colebrooke is incorporated in the state of New York. Each of Assanzon, Gilston and Manchester is an institutional investor and its principal business is investing in public and private securities issued by companies in the United States, Canada, Europe and Latin America. Assanzon also invests in Asian companies. Colebrooke advises private companies regarding acquisitions, strategic planning and financing. Mr. Sean C. Kenlon exercises control over Colebrooke. All information concerning the selling shareholders has been provided by a representative of the respective selling shareholder.


The above assumes all of the shares being offered will be sold. Because the selling stockholders may sell all, some or none of the shares that it holds, the actual number of shares that will be sold by the selling stockholders upon or prior to termination of this offering may vary. The selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their common stock in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the selling stockholders may be set forth from time to time in prospectus supplements to this prospectus.

As required by the agreement with the original placement purchasers, the above shares include 175% of the number of shares each holder may acquire upon conversion of the notes assuming a conversion price of $2.35 as of July 6, 1999 and exercise of all warrants. This number of shares represents the number required to be registered under our agreement with investors. The number of shares also represents our good faith estimates of the number of shares we may be required to register to meet our obligation in light of the volatility of the price of our common shares and other factors. The actual number of shares ultimately issued may be substantially lower than the number of shares listed above.


                               Shares subject           Shares subject
                                  to Notes               to Warrants
--------------------------------------------------------------------------------
Gilston Corporation, Ltd.         127,660                  75,000
Assanzon Development Corp         212,766                  50,000
Manchester Asset Management       106,383                  25,000
Colebrooke Capital, Inc.           10,638                  50,000
--------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

Sale of the shares may be made from time to time by the selling stockholders, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

     on the over-the-counter market
     on foreign securities exchange
     in privately negotiated transactions or otherwise in a combination of transactions at prices at terms then prevailing at prices related to the then current market price at privately negotiated prices

In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

     A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; an exchange distribution in accordance with the rules of such exchange; ordinary brokerage transactions and transactions in which the broker solicits purchasers; and face to face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the Shares from or through such dealer or broker.

Each of the selling shareholders has executed an agreement pursuant to which they confirm the method of distribution set forth herein, agree not to sell the shares if the registration statement is not current.

We have advised the selling stockholders that during if at any time they may be engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Exchange Act. The selling shareholders have acknowledged such advice by separate agreement and agree therein to comply with such regulation. In general, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                            DESCRIPTION OF SECURITIES

The following descriptions of our securities are qualified in all respects by reference to our certificate of incorporation and by-laws. Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.

Common Stock


As of the date hereof, there were 3,944,746 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal, non-cumulative voting rights, and have no preference, exchange, preemptive or redemption rights.


Preferred Stock

We have authority to issue 25,000,000 shares of preferred stock. Since the preferred stock automatically converted to common stock on April 1, 1999 we have no shares of preferred stock outstanding. Our board of directors may issue the authorized preferred stock in one or more series and to fix the number of shares of each series of preferred stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by our stockholders.


Warrants

     The following description of the warrants is qualified by reference to the warrant agreement, dated February 21, 1997, between IFS, American Stock Transfer & Trust Company and Duke & Company, a prior underwriter, copy of this agreement is filed as an exhibit to this registration statement of which this prospectus is a part.

     Each warrant originally entitled the registered holder to purchase one (1.0) share of common stock at a price of $6.25, subject to adjustment as set forth below, for a period of three years ending on February 21, 2002. As a result of provisions in the warrant agreement, each warrant now entitles the registered holder to purchase one and thirty seven hundredths (1.37) shares of common stock at a price of $6.25 (or $4.56) per share.

     The warrants are redeemable by IFS, with the prior consent of Duke, at a price of $.10 per warrant, provided that the last sale price of the common stock, for a period of 20 consecutive days trading of the common stock ending not more than three days prior to the date of any redemption notice equals or exceeds at least $8.00 per share, subject to adjustment. The warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. Any notice of redemption will be mailed between thirty (30) days, and forty-five (45) days prior to the redemption date. Since Duke is no longer in business, we have taken the position that the consent of Duke is no longer required.

     The exercise price of the warrants and the number of shares of common stock or other securities and property issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including stock dividend on, or a stock split, subdivision, combination or recapitalization of the common stock, and will also be subject to adjustment upon the sale or issuance of common stock or securities convertible into or exchangeable for common stock at less than $6.25 per 1.37 shares (or $4.56 per share), except in certain circumstances.

     The warrants do not confer upon the holder any voting or any other rights of a stockholder of IFS.

     Warrants may be exercised upon surrender of the warrant certificate evidencing those warrants on or prior to the expiration date (or earlier redemption date) of the warrants at the offices of the transfer agent with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the transfer agent) for the number of warrants being exercised.

     No warrant will be exercisable or redeemable unless a the time of exercise the prospectus covering the shares of common stock issuable upon exercise of the warrant is current and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the warrant. We have undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of common stock upon the exercise of the warrants until the expiration of the warrants, subject to the terms of the warrant agreement. While it is our intention to maintain a current prospectus, there is no assurance that it will be able to do so. See "Risk Factors" - Need for Current Prospectus; Non-Registration in Certain Jurisdictions of Shares Underlying IPO Warrants".

     We had agreed, in connection with the exercise of the warrants pursuant to solicitation by Duke, to pay to Duke a fee of five (5%) percent of the exercise price for each warrant exercised in certain circumstances. Since Duke is no longer conducting business, we do not believe this provision is enforceable.

     No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him or her, we will pay to that warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.


Delaware Law and Certain Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors. These rules do not apply if the transaction in which the stockholder became an interested stockholder receives prior approval by the Board of Directors or the holders of two-thirds of the outstanding shares of each class or series not owned by the interested stockholder. Our Certificate of Incorporation and By-laws contain certain additional provisions which may have the effect of delaying or preventing a change in control of the Company. Such provisions include blank check preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval). Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock, other than the preferred stock, with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Transfer and warrant agent

The transfer and warrant agent of our common stock and our warrants is American Stock Transfer & Trust Company.

                                  LEGAL MATTERS

Certain legal matters in connection with the securities offered will be passed upon for the Company by Parker Duryee Rosoff & Haft, New York, New York 10017.

                                     EXPERTS

     Our consolidated financial statements, as of April 30, 1999, and for each of the two years in th period then ended have been incorporated by reference in this document in reliance upon the report of Urbach Kahn & Werlin PC, independent auditors, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:

SEC Registration Fee                                                  $727.00 *
Printing expenses                                                    3,500.00 **
Legal fees and expenses                                              7,000.00 **
Accounting fees and expenses                                           500.00 **
Miscellaneous expenses                                                 500.00 **
--------------------------------------------------------------------------------
TOTAL                                                              $10,227.00
                                                      ==========================
------------
* Paid at time of original filing, September 1, 1999.
** Estimated


Item 15. Indemnification of Directors and Officers.

         Article NINTH of the Certificate of Incorporation of IFS International, Inc. ("Registrant") provides that no director shall have any personal liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit. Article TENTH of the Certificate of Incorporation of Registrant provides that Registrant shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, any and all persons whom it shall have power to indemnify under such section.

Item 17. Undertakings.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Troy, State of New York, on March 9, 2000.

                                           IFS INTERNATIONAL, INC.

                                           By: __/s/ David L. Hodge____________
                                                     David L. Hodge
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank A. Pascuito and David L. Hodge, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.



Signature                    Title                                 Date

---------------------------- ------------------------------------- -------------
/s/ David L. Hodge           President and Chief                   March 9, 2000
------------------           Executive Officer,
David L. Hodge               Director (Principal Executive Officer)

/s/ John P. Singleton        Chairman of the Board, Director       March 9, 2000
----------------------
John P. Singleton

/s/ Frank A Pascuito         Executive Vice President, Director,   March 9, 2000
--------------------
Frank A Pascuito             Founder

/s/ Simon J. Theobald        Chief Operating Officer, Director     March 9, 2000
---------------------
Simon J. Theobald

/s/ Carmen A. Pascuito       CFO, Secretary and Controller         March 9, 2000
----------------------
Carmen A. Pascuito

/s/ Per Olof Ezelius         Director                              March 9, 2000
--------------------
Per Olof Ezelius

/s/ DuWayne J. Peterson      Director                              March 9, 2000
-----------------------
DuWayne J. Peterson

/s/ C. Rex Welton            Director                              March 9, 2000
-----------------
C. Rex Welton

EXHIBIT INDEX

Exhibit No.                                 Description of Exhibit

     3.1  Certificate of Incorporation and amendments thereto of the Company (1)
          (8)

     3.2  By-laws, as amended, of the Company (1)

     4.1  Certificate of Designation of the Series A Convertible preferred stock
          (2)

     4.1b Certificate of Amendment of Certificate of Designation of the Series A
          Convertible preferred stock (5)

     4.3  Form of certificate evidencing Warrants (1)

     4.4  Form of certificate evidencing shares of common stock (1)

     4.5  Warrant Agreement between the Company and the Underwriter (2)

     4.6 Form of Warrant Agreement between the Company and American Stock Transfer and Trust Company, as Warrant agent (1)

     4.7  Debenture  Investment  Agreement,  dated  July 6,  1989,  between  the
          Company and New York State Science and Technology Foundation, and amendments thereto (1)

     4.8 Loan Agreement, dated January 11, 1989, between the Company and North Greenbush Industrial Development Agency and amendments thereto (1)

     4.9 Warrant Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

     4.10 Investment Banking Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

     4.11 Form of Convertible Promissory Note Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

     4.12 Form of Warrant Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

     4.13 Registration Rights Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

     4.14 Note And Warrant Purchase Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

     4.15 Market Access Program Marketing Agreement, dated as of April 29, 1999, between the Company and Continental Capital & Equity Corporation. (7)

     5.1  Opinion of Parker Duryee Rosoff & Haft A Professional Corporation

     10.1 * 1998 Stock Plan (5)

     10.2 * 1996 Stock Option Plan (1)

     10.3 * 1988 Stock Option Plan (1)

     10.4 Lease Agreement, dated October 1, 1986 between the Company and Rensselaer Polytechnic Institute and amendments thereto (the "Lease Agreement") (1)

     10.5 Addendum A to the Lease Agreement, dated January 7, 1997. (1)

     10.6 Digital Prime Contracting Agreement, dated June 6, 1994, between the Company and Digital Equipment International BV (1)

     10.7 Software Development and License Agreement, dated July 8, 1996, between the Company and Visa International Service Association (1)

     10.8 * Employment Agreement, dated as of May 12, 1998 between the Company and David L. Hodge. (6)

     10.8b*  Amendment  to  Employment  Agreement,  dated as of January 22, 1999 between the Company and David L. Hodge. (7)

     10.9 * Employment Agreement, dated as of May 12, 1998, between the Company and Frank A. Pascuito. (6)

     10.9b* Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Frank A. Pascuito. (7)

     10.10* Employment Agreement, dated as of May 12, 1998, between the Company and Simon J. Theobald. (2)

     10.10b* Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Simon J. Theobald. (7)

     10.11*Extension Agreement, dated as of May 12, 1998 between the Company and Per Olof Ezelius. (6)

     10.12Purchase and Sale Agreement, dated as of December 17, 1996, between the Company and Trustco Bank, National Association. (1)

     10.13Form of  Consulting  and  Investment  Banking  Agreement  between  the
          Company and the Underwriter. (1)

     10.14Promissory  Note,  dated March 14,  1997,  between the Company and Key
          Bank of New York. (3)

     10.15*Consulting agreement, dated April 9, 1997, between the Company and Jerald Tishkoff. (6)

     10.16Plan and Merger Agreement, dated as of January 30, 1998, between the Company and NCI Holdings, Inc. (4)

     10.17Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

     10.18Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

     10.19Note And Mortgage  Consolidation,  Modification,  Spreader,  Extension
          And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.20Note And Mortgage  Consolidation,  Modification,  Spreader,  Extension
          And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.21Mortgage And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.22Mortgage Note, dated as of April 15, 1999, between the Company and New York Business Development Corporation. (7)

     10.23Amended And Restated Mortgage Note, dated as of April 15, 1999, between the Company New York Business Development Corporation. (7)

     10.24General Security  Agreement,  dated as of April 15, 1999,  between the
          Company and Hudson River Bank and Trust Company. (7)

     21.1 Subsidiaries of the Company (1)

     23.1 Consent of Urbach Kahn & Werlin P.C.

     23.2 Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1)

     *    Management  contract or  compensatory  plan or  arrangement.

     **   To be filed by amendment.

     1 Denotes document filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-11653) and incorporated herein by reference.

     2    Denotes document filed as an exhibit to the Company's Quarterly Report
          on  Form  10-  QSB  for  the  quarter   ended  January  31,  1997  and
          incorporated herein by reference.

     3 Denotes document filed as an exhibit to the Company's Current Report, dated March 14, 1997 and incorporated herein by reference.

     4 Denotes document filed as an exhibit to the Company's Current Report, dated January 30, 1998 and incorporated herein by reference.

     5 Denotes document filed as an exhibit to the Company's Proxy Statement, dated February 1, 1999 and incorporated herein by reference.

     6 Denotes document filed as an exhibit to the Company's Annual Report, dated April 30, 1998 and incorporated herein by reference.

     7 Denotes documents filed as an exhibit to the Company's annual report on Form 10-KSB, for the year ended April 30, 1999 and incorporated herein by reference.

     8 Denotes document filed as an exhibit to the Company's Proxy Statement, dated October 28, 1999 and incorporated herein by reference.

--------------------------------------------------------------------------------







               IFS INTERNATIONAL HOLDINGS, INC.

                  1,150,531 Shares

                  common stock

                  -------------

                  PROSPECTUS

                  -------------



                  March 9, 2000
--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.